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                               SERVICES AGREEMENT


            THIS SERVICES AGREEMENT (this "Agreement"), effective as of May 23, 1997, is entered into by and between AXIOM INC., a Delaware corporation
(the "Company"), and SECURICOR 3NET, INC., a Delaware corporation ("Securicor 3Net").


                                    RECITALS

            WHEREAS, prior to the effective date of this Agreement, the Company and Securicor 3Net were wholly-owned subsidiaries of Securicor plc (together with its subsidiaries "Securicor");

            WHEREAS, the Company is contemplating a public offering of its Common Stock (the "Offering") and upon the completion of the Offering the Company will no longer be a wholly-owned subsidiary of Securicor; and

            WHEREAS, the Company leases a certain office building known as 351 New Albany Road, Moorestown, New Jersey 08057 (collectively with any new headquarters offices, the "Premises"); and

            WHEREAS, prior to the effective date of this Agreement, certain of Securicor 3Net's employees and independent contractors ("3Net Personnel") have used office facilities on the Premises and the Company has provided certain administrative services (the "Services") to such personnel and to Securicor 3Net, including primarily accounting and financial, general management, human resources, reception and secretarial assistance services, in consideration of which Securicor 3Net has paid the Company varying amounts per month by means of inter-company transfers through a payment system operated by Securicor (the "Securicor Payment System"); and

            WHEREAS, Securicor 3Net desires that 3Net Personnel be able to continue to use the Premises and continue to benefit from the Services and the Company desires to make available the Premises and the Services to Securicor 3Net and 3Net Personnel on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions stated below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Securicor 3Net and the Company, intending to be legally bound, agree as follows:

SECTION 1:  USE AND OCCUPANCY OF THE PREMISES

            During the term of this Agreement, the Company shall permit 3Net Personnel to use and occupy a portion of the Premises for general office purposes in a manner consistent with
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the past practices of the parties. The Company shall operate and manage the
Premises, and shall have authority to establish reasonable operating procedures concerning the use and occupancy of the Premises. 3Net Personnel shall conform their use and occupancy of the Premises to such reasonable operating procedures as the Company shall establish.

SECTION 2:  ADMINISTRATIVE SERVICES TO BE PERFORMED BY THE COMPANY

            The Company agrees to perform such Services as Securicor 3Net may from time to time request in a manner consistent with the past practices of the parties.

SECTION 3:  FEES

                  (a) Use of Premises. In consideration of the use by 3Net Personnel of the Premises, Securicor 3Net shall pay, in accordance with subsection (c) below, the Company a fee of $800 per month for each 3Net Personnel assigned to the Premises on the fifteenth (15th) day of each calendar month. The fee shall include all allocable facilities costs including rent, utilities, building services and telecommunications and Securicor 3Net shall not be obligated to pay any additional amounts to the Company as reimbursement for such costs.

                  (b) Administrative Services. In consideration of the Company providing the Services specified in Section 2 above, Securicor 3Net shall pay the Company a fee of $5,000 per month in accordance with subsection (c) below.

                  (c) Payment. All fees payable hereunder shall be chargeable in arrears on the last day of each calendar month during the Term of this Agreement. Payment shall be made by means of the Securicor Payment System. Any amounts due to the Company that have not been credited to the Company through the Securicor Payment System prior to thirty (30) days after the date on which payment originally was due shall accrue interest at the standard rate in effect with respect to inter-company borrowing through the Securicor Payment System.

                  (d) 3Net's Direct Expenditures. All expenditures specifically authorized by 3Net Personnel shall be treated by the Company as expenses of Securicor 3Net and shall be applied directly to the books of Securicor 3Net.

SECTION 4:  EXTRAORDINARY SERVICES.

            In the event the Company is required to perform any services not specifically contemplated in Section 2 of this Agreement or undertake an extraordinary project in carrying out those services, Securicor 3Net and the Company shall, in good faith, negotiate an additional fee which shall be paid to the Company by Securicor 3Net, and in the event the parties are unable to agree upon the amount of such extra fee, the Company shall not be obligated to perform such additional services.

SECTION 5:  THE COMPANY'S PERFORMANCE STANDARD.
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            The Company shall perform the administrative services set forth in
Section 2 with all due care, in a commercially reasonable manner, and in a manner consistent with its own administrative practices and standards or the standards.

SECTION 6:  COMPLIANCE WITH LAW.

            Each party represents, warrants and covenants to the other party that all of its practices and acts in connection with this Agreement are and at all times will be in compliance with all applicable federal, state and local laws, statutes, rules and regulations.

SECTION 7:  LIABILITY.

                  (a) Indemnification. Securicor 3Net agrees to indemnify and hold the Company harmless from all claims and liabilities (including reasonable attorney's fees) incurred or assessed against it in connection with its use of the Premises and the Company's performance of Services, except such as may arise from the Company's own negligent action, negligent failure to act, willful misconduct or willful violation of applicable law.

                  (b) No Personal Liability. No liability shall attain in favor of one party to this Agreement against any officer, director or employee of the other party. The party attaining such liability agrees to look solely to the assets of the other party for satisfaction.

SECTION 8:  TERM.

            The initial term of this Agreement shall begin on the effective date of this Agreement and expire on September 30, 1997 and shall be automatically renewed for additional one-year periods unless written notice of termination is given by either party to the other at least 15 days prior to the end of the initial period or any subsequent renewal period, subject to the right of either party to terminate this Agreement at any time upon 90 days' prior written notice to the other.

SECTION 9:  INDEPENDENT CONTRACTOR STATUS OF THE COMPANY.

            The relationship of the Company to Securicor 3Net is that of independent contractor. Nothing herein shall be construed as constituting a partnership, joint venture or agency between the Company and the Securicor 3Net.

SECTION 10: CONFIDENTIALITY.

            It is understood between the parties hereto that during the term of this Agreement, each of the parties may be dealing with confidential information and processes which are the other party's property, used in the course of its respective business. Each of the parties agrees that it will not intentionally disclose any such confidential information to anyone, directly or indirectly, without the prior consent of the other party.
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SECTION 11: MISCELLANEOUS.

                  (a) No Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which, because of the nature of the parties' respective obligations hereunder, may be declined by such party for any reason or no reason.

                  (b) Notices. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or sent by facsimile, cable, telegram or telex, or by overnight courier or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

                        If to Securicor 3Net:

                              c/o Securicor Communications Ltd.
                              Sutton Park House
                              15 Carshalton Road
                              Sutton Surrey  SM1 4LD
                              UNITED KINGDOM
                              Attention:  Angus Gribbon
                              Telephone:  011-44-1-817-722-2710
                              Telecopier:  011-44-1-817-770-1145

                        If to the Company:


                              Axiom Inc.
                              351 New Albany Road
                              Moorestown, New Jersey 080507-1177
                              USA
                              Attention:  Andrew P. Maunder
                              Telephone:  1-609-866-1000
                              Telecopier:  1-609-778-0836


                  (c) Amendment. This Agreement may be amended, and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a written document signed by authorized representatives of the parties hereto.

                  (d) Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey. Any and all legal actions brought by one party against the other shall be brought in the state or federal courts of the State of New Jersey.
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                  (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all prior oral or written understandings and agreements between the parties regarding the subject matter addressed in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date specified at the beginning hereof.


                                          AXIOM INC.



                                          By:___________________________________
                                             Andrew P. Maunder, President

                                          SECURICOR 3NET, INC.


                                          By:___________________________________
                                                Name:
                                                Title: